UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Noodles & Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

Noodles & Company (the “Company”) is hereby amending its definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 22, 2025 (the “Proxy Statement”) to disclose that the Company has engaged a proxy solicitor, Alliance Advisors, LLC, for the purpose of assisting the Company in obtaining proxies for the proposal set forth in the Proxy Statement relating to the February 4, 2026 Special Meeting of the Company’s stockholders. The Company expects that it will incur fees of approximately $13,700, plus expenses, for such services. In addition, the Proxy Statement is also hereby amended to correct the number of shares outstanding as of the Record Date from 46,783,626 to 46,817,945.